SLM Student Loan Trust 2002-2 Quarterly Servicing Report

Collection Period 04/01/2005 - 06/30/2005 Distribution Date 07/25/2005

Indenture Trustee: Deutsche Bank

I. Deal Parameters

A	Student Loan Portfolio Characteristics		03/28/2002	03/31/2005	06/30/2005

	Principal Balance		$1,972,490,629.16	$764,792,508.40	$666,503,917.09
	Interest to be Capitalized Balance		28,803,983.71	9,825,198.82	8,015,994.14

	Pool Balance		$2,001,294,612.87	$774,617,707.22	$674,519,911.23
	Specified Reserve Account Balance		5,003,237.00	- N/A -	- N/A -

	Adjusted Pool (1)		$2,006,297,849.87	$774,617,707.22	$674,519,911.23

	Weighted Average Coupon (WAC)		5.93%	3.41%	3.42%
	Weighted Average Remaining Term		126.00	106.22	104.50
	Number of Loans		458,352	231,779	208,653
	Number of Borrowers		268,414	140,393	126,671

	Since Issued CPR			21.62%	23.29%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	04/25/2005		07/25/2005

	A1	78442GDK9	$—		$—
	A2	78442GDL7	$713,228,707.22		$613,130,911.23
	B	78442GDM5	$61,389,000.00		$61,389,000.00

C	Account Balances		04/25/2005		07/25/2005

	Reserve Account Balance		$2,001,295.00		$2,001,295.00

D	Asset/Liability		04/25/2005		07/25/2005

	Adjusted Pool Balance		$774,617,707.22		$674,519,911.23
	Total Notes		$774,617,707.22		$674,519,911.23
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 04/01/2005 through 06/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	14,177,934.08
	Guarantor Principal	9,989,188.38
	Consolidation Activity Principal	77,504,601.23
	Seller Principal Reimbursement	—
	Servicer Principal Reimbursement	1,209.25
	Rejected Claim Repurchased Principal	20,439.78
	Other Principal Deposits	11,972.84

	Total Principal Receipts	$101,705,345.56

B	Student Loan Interest Receipts
	Borrower Interest	2,761,464.00
	Guarantor Interest	213,000.55
	Consolidation Activity Interest	991,623.84
	Special Allowance Payments	2,565,637.00
	Interest Subsidy Payments	765,779.25
	Seller Interest Reimbursement	634.17
	Servicer Interest Reimbursement	45,719.79
	Rejected Claim Repurchased Interest	972.80
	Other Interest Deposits	296,025.45

	Total Interest Receipts	$7,640,856.85

C	Investment Income	$519,511.66

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$32,853.58

I	Less: Funds Previously Remitted:
	Servicing Fees	$(1,125,311.47)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(1,125,311.47)

J	AVAILABLE FUNDS	$108,773,256.18

K	Non-Cash Principal Activity During Collection Period	$(3,416,754.25)

L	Non-Reimbursable Losses During Collection Period	$841.88

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$26,884.58

N	Aggregate Loan Substitutions	$—

Trust 2002-2 Quarterly Servicing Report Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

III. 2002-2 Portfolio Characteristics

		06/30/2005				03/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal
INTERIM:	IN SCHOOL	2.77%	13,188	$40,870,377.46	6.132%	2.77%	23,736	$80,866,665.49	10.574%

	GRACE	2.77%	8,903	$32,249,181.15	4.839%	2.77%	6,632	$20,388,852.57	2.666%

	DEFERMENT	2.86%	31,076	$97,780,006.17	14.671%	2.87%	34,331	$108,191,343.21	14.146%

REPAYMENT:	CURRENT	3.69%	97,229	$304,050,368.09	45.619%	3.71%	103,833	$344,299,485.74	45.019%

	31-60 DAYS DELINQUENT	3.59%	8,719	$27,457,572.06	4.120%	3.62%	8,595	$29,096,635.04	3.805%

	61-90 DAYS DELINQUENT	3.56%	5,788	$17,861,056.91	2.680%	3.57%	5,699	$18,632,984.71	2.436%

	91-120 DAYS DELINQUENT	3.54%	4,020	$12,408,041.53	1.862%	3.52%	4,093	$13,089,626.55	1.712%

	> 120 DAYS DELINQUENT	3.50%	13,222	$39,178,581.71	5.878%	3.49%	14,232	$41,531,493.37	5.430%

	FORBEARANCE	3.54%	24,470	$88,935,870.49	13.344%	3.53%	28,262	$102,137,777.29	13.355%

	CLAIMS IN PROCESS	3.48%	2,019	$5,676,096.57	0.852%	3.49%	2,358	$6,539,064.61	0.855%

	AGED CLAIMS REJECTED	3.37%	19	$36,764.95	0.006%	3.37%	8	$18,579.82	0.002%

TOTAL			208,653	$666,503,917.09	100.00%		231,779	$764,792,508.40	100.00%

*	Percentages may not total 100% due to rounding

Trust 2002-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

IV. 2002-2 Portfolio Characteristics (cont’d)

	06/30/2005	03/31/2005
Pool Balance	$674,519,911.23	$774,617,707.22
Total # Loans	208,653	231,779
Total # Borrowers	126,671	140,393
Weighted Average Coupon	3.42%	3.41%
Weighted Average Remaining Term	104.50	106.22
Non-Reimbursable Losses	$841.88	$886.56
Cumulative Non-Reimbursable Losses	$1,380,516.50	$1,379,674.62
Since Issued CPR	23.29%	21.62%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$21,412.58	$34,679.21
Cumulative Rejected Claim Repurchases	$211,826.49	$190,413.91
Cumulative Claims Filed	$111,950,540.32	$102,129,484.80
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$5,402,223.60	$6,010,742.12
Interest Subsidy Payments Accrued	$693,437.54	$756,841.86
Special Allowance Payments Accrued	$2,904,927.32	$2,559,075.75

Trust 2002-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

V. 2002-2 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	3.17%	105,882	$265,215,742.10	39.792%
	- GSL - Unsubsidized	3.16%	73,869	234,524,452.44	35.187%
	- PLUS Loans	4.17%	28,902	166,763,722.55	25.021%
	- SLS Loans	0.00%	0	0.00	0.000%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	3.42%	208,653	$666,503,917.09	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	3.42%	150,391	$534,143,776.19	80.141%
	- Two Year	3.36%	35,440	78,145,718.05	11.725%
	- Technical	3.45%	22,822	54,214,422.85	8.134%
	- Other	0.00%	0	0.00	0.000%

	Total	3.42%	208,653	$666,503,917.09	100.000%

*     Percentages may not total 100% due to rounding.

Trust 2002-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VI. 2002-2 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$108,773,256.18
A	Primary Servicing Fee	$532,942.90	$108,240,313.28
B	Administration Fee	$20,000.00	$108,220,313.28
C	Class A Noteholders’ Interest Distribution Amount	$5,932,623.11	$102,287,690.17
D	Class B Noteholders’ Interest Distribution Amount	$557,185.88	$101,730,504.29
E	Class A Noteholders’ Principal Distribution Amount	$100,097,795.99	$1,632,708.30
F	Class B Noteholders’ Principal Distribution Amount	$—	$1,632,708.30
G	Reserve Account Reinstatement	$—	$1,632,708.30
H	Carryover Servicing Fee	$—	$1,632,708.30
I	Excess Distribution	$1,632,708.30	$—

Trust 2002-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 2002-2 Distributions

Distribution Amounts	A2	B

Cusip/Isin	78442GDL7	78442GDM5
Beginning Balance	$713,228,707.22	$61,389,000.00
Index	LIBOR	LIBOR
Spread/Fixed Rate	0.13%	0.43%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	04/25/2005	04/25/2005
Accrual Period End	07/25/2005	07/25/2005
Daycount Fraction	0.25277778	0.25277778
Interest Rate	3.29063%	3.59063%
Accrued Interest Factor	0.008317981	0.009076315
Current Interest Due	$5,932,623.11	$557,185.88
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
Total Interest Due	$5,932,623.11	$557,185.88
Interest Paid	$5,932,623.11	$557,185.88
Interest Shortfall	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
Current Interest Carryover Due	$—	$—
Interest Carryover Paid	$—	$—
Unpaid Interest Carryover	$—	$—
Principal Paid	$100,097,795.99	$—
Ending Principal Balance	$613,130,911.23	$61,389,000.00
Paydown Factor	0.110039901	0.000000000
Ending Balance Factor	0.674029474	1.000000000

Trust 2002-2 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VIII. 2002-2 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$774,617,707.22
	Current Adjusted Pool Balance	$674,519,911.23
	Current Principal Due	$100,097,795.99
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$100,097,795.99

	Principal Paid	$100,097,795.99
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$2,001,295.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	1,632,708.30

	Balance Available	$3,634,003.30
	Required Reserve Acct Balance	$2,001,295.00
	Release to Excess Distribution Certificateholder	$1,632,708.30
	Ending Reserve Account Balance	$2,001,295.00

Page 8 of 8	Trust 2002-2 Quarterly Servicing Report: Collection Period 04/01/2005 - 06/30/2005, Distribution Date 07/25/2005